CALVERT IMPACT FUND, INC.
ARTICLES SUPPLEMENTARY
       Calvert Impact Fund, Inc., a Maryland
corporation having its principal office in Baltimore City,
Maryland (the "Corporation"), certifies to the State
Department of Assessments and Taxation of Maryland
that:
       FIRST:		The Corporation is registered as
an open-end company under the Investment Company
Act of 1940, as amended (the "1940 Act").
       SECOND:	Pursuant to authority expressly
vested in the Board of Directors by Article VI of the charter of the Corporation, the Board of Directors has duly divided and classified or reclassified the authorized and unissued shares of each series of the Corporation's
Common Stock, par value $.01 per share, as follows:

Series and Class				Number of Authorized Shares
Calvert Small Cap Fund - Class A		75,000,000
Calvert Small Cap Fund - Class C		75,000,000
Calvert Small Cap Fund - Class I		75,000,000

Calvert Global Energy Solutions Fund - Class A	75,000,000
Calvert Global Energy Solutions Fund - Class C	75,000,000
Calvert Global Energy Solutions Fund - Class I	75,000,000

Calvert Global Water Fund - Class A		75,000,000
Calvert Global Water Fund - Class C		75,000,000
Calvert Global Water Fund - Class I		75,000,000

Calvert Green Bond Fund - Class A		75,000,000
Calvert Green Bond Fund - Class I		75,000,000

Unallocated					1,175,000,000
TOTAL						2,000,000,000
       THIRD:	The following is a description of
the preferences, conversion and other rights, voting
powers, restrictions, limitations as to dividends,
qualifications, and terms and conditions of redemption
of the foregoing series and any additional series of the
Corporation's Common Stock (unless provided
otherwise at the time any such additional series is
created):
       (1)  Assets Belonging to Series.  All
consideration received by the Corporation for
the issue or sale of shares of a particular series,
together with all assets in which such
consideration is invested or reinvested, and all
income, earnings, profits and proceeds thereof
from whatever source derived, including any
proceeds derived from the sale, exchange or
liquidation of such assets, and any funds or
payments derived from any investment or
reinvestment of such proceeds in whatever form
the same may be, shall irrevocably belong to that
series for all purposes.  Such assets are herein
referred to collectively as "assets associated
with" that series.  In the event that there are any
assets that are not readily identifiable as assets
associated with any series, such assets shall be
allocated by or under the supervision of the
Board of Directors to and among any one or
more of the series created from time to time in
such manner and on such basis as the Board of
Directors, in its sole discretion, deems fair and
equitable; and any such assets so allocated to a
particular series shall be assets associated with
that series.  Each such allocation by or under the
supervision of the Board of Director shall be
conclusive and binding for all purposes.
       (2)  Liabilities of Series.  (i)  The assets
associated with a particular series shall be
charged with all liabilities, expenses, costs,
charges, fees and reserves attributable to that
series, except that liabilities attributable solely to
a particular class of that series shall be charged
solely to that class.  Such liabilities are herein
referred to collectively as "liabilities of" that
series.  Any general liabilities, expenses, costs,
charges, fees or reserves of the Corporation that
are not readily identifiable as chargeable to any
series shall be allocated and charged to and
among any one or more of the series created
from time to time in such manner and on such
basis as the Board of Directors, in its sole
discretion, deems fair and equitable; and any
liabilities so charged to a particular series shall
be liabilities of that series.  Each such allocation
by or under the supervision of the Board of
Directors shall be conclusive and binding for all
purposes.
             (ii)  Notwithstanding any other
provisions of the charter of the Corporation, no
dividend or distribution on the shares of any
series or class, including any distribution paid in
connection with the dissolution of the
Corporation or termination of such series or
class, nor any redemption or repurchase of the
shares of such series or class, shall be effected
by the Corporation other than from the assets
associated with such series or class, nor shall
any stockholder or former stockholder of any
series or class otherwise have any right or claim
against the assets held with respect to any other
series or class, except to the extent that such
stockholder has such a right or claim as a
stockholder of such other series or class.
             (iii)  Without limiting the
foregoing, but subject to the right of the Board
of Directors to allocate liabilities as herein
provided, the debts, liabilities, obligations and
expenses incurred, contracted for or otherwise
existing with respect to a particular series or
class shall be enforceable against the assets
associated with that series or class only, and not
against the assets of the Corporation generally or
any other series or class of stock; and the debts,
liabilities, obligations and expenses incurred,
contracted for or otherwise existing with respect
to the Corporation generally or associated with
any other series or class shall not be enforceable
against the assets associated with that series or
class.  To the extent required by ? 2-208.2 of the
Maryland General Corporation Law in order to
give effect to the limitation on inter-series
liabilities provided by this Section 2, separate
and distinct records shall be maintained for each
series and class of stock and the assets
associated with each series and class shall be
held and accounted for separately from the other
assets of the Corporation, or assets associated
with any other series or class.
       (3)  Dividends and Distributions.
Dividends and distributions on shares of a
particular series may be paid with such
frequency, in such form and in such amount as
the Board of Directors may determine by
resolution adopted from time to time, or
pursuant to a standing resolution or resolutions
adopted only once or with such frequency as the
Board of Directors may determine.  All
dividends and distributions on shares of a
particular series shall be distributed pro rata in
proportion to the number of shares held at the
date and time of record established for the
payment, except that such dividends and
distributions shall appropriately reflect all
liabilities of that series charged to any class
thereof.
       (4)  Voting.  On each matter submitted
to a vote of the stockholders, each holder of
shares shall be entitled to one vote for each share
standing in his name on the books of the
Corporation, irrespective of the series or class
thereof, and all shares of all series and classes
shall vote as a single class; provided, however,
that (i) when required by the 1940 Act or the
Maryland General Corporation Law, shares shall
be voted by individual series or class; (ii) as to
any matter that the Board of Directors has
determined affects only the interests of one or
more series or classes, only the stockholders of
such series or classes shall be entitled to vote
thereon; and (iii) as to any matter that the Board
of Directors has determined does not affect the
interests of one or more series or classes, only
the stockholders of the one or more affected
series or classes shall be entitled to vote thereon.
       (5)  Redemption by Stockholders.  Each
holder of shares of a particular series shall have
the right to redeem all or any part of his shares
of that series, at a redemption price equal to the
net asset value per share next computed after the
shares are properly tendered for redemption, less
any applicable redemption fee or contingent
deferred sales charge as determined by the
Board of Directors.  The Board of Directors may
adopt requirements and procedures for the
redemption of shares by stockholders.  Payment
of the redemption price shall be in accordance
with the respective registration statement for
each Fund.  Notwithstanding the foregoing, the
Corporation may suspend the right of holders of
shares of any series to require the Corporation to
redeem shares of that series, or postpone the date
of payment or satisfaction upon redemption of
shares of such series, during any period or at any
time when and to the extent permitted by the
1940 Act.
       (6)  Redemption by the Corporation.  To
the extent and in the manner permitted by the
1940 Act and the Maryland General Corporation
Law, the Board of Directors may cause the
Corporation to redeem, at their current net asset
value, the shares of any series held in the
account of any stockholder having, because of
redemptions or exchanges, an aggregate net
asset value which is less than the minimum
initial investment in that series specified by the
Board of Directors from time to time in its sole
discretion.
       (7)  Net Asset Value.  The net asset
value per share of each series and class shall be
computed in accordance with the methods and
procedures established by the Board of Directors
from time to time in accordance with the 1940
Act.  Subject to the applicable provisions of the
1940 Act, the Board of Directors may delegate
any of its powers and duties with respect to the
valuation of securities or other assets and the
computation of net asset value per share to one
or more directors or officers of the Corporation
or to an investment adviser, administrator,
custodian or other agent appointed for such
purpose.  The net asset value per share of each
series and class shall be computed separately on
such days and times as the Board of Directors
may determine.
       (8)  Exchange Privilege.  Subject to
compliance with the 1940 Act, the Board of
Directors shall have authority to provide that
holders of the shares of any series or class shall
be converted into, and/or have the right to
exchange or convert their shares for shares of,
one or more other series or classes in accordance
with such requirements and procedures as may
be established by the Board of Directors (or with
the authorization of the Board, by the officers of
the Corporation).
       (9)  Liquidation of Series or Classes.  In
the event of the liquidation of a particular series
or class of such series, the stockholders of the
series or class that is being liquidated shall be
entitled to receive, as a class, when and as
declared by the Board of Directors, the excess of
the assets associated with that series or class
over the liabilities of that series or class.  The
holders of shares of any particular series or class
of such series shall not be entitled thereby to any
distribution upon liquidation of any other series
or class.  The assets so distributable to the
stockholders of a series or class of such series
shall be distributed among such stockholders in
proportion to the number of shares of that series
or class of such series held by them and recorded
on the books of the Corporation, except that
such distribution shall appropriately reflect all
liabilities of that series charged to any class
thereof.
       FOURTH:	The foregoing amendment to
the charter of the Corporation does not increase the authorized capital stock of the Corporation.


       IN WITNESS WHEREOF, Calvert Impact
Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 19th day of December, 2017.

CALVERT IMPACT FUND, INC.



By:  /s/ Maureen A. Gemma
	Maureen A. Gemma
	Vice President and Secretary

ATTEST:



/s/ Katy Burke
	Katy Burke
	Assistant Secretary



       The undersigned Vice President of Calvert
Impact Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said
Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and states under penalties of perjury that, to the best of her knowledge, information, and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.



/s/ Maureen A. Gemma
	Maureen A. Gemma
	Vice President and Secretary